                                                                                                                                EXHIBIT 10.5

MOVADO GROUP, INC.

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

Effective June 1, 1995

Amended and Restated Effective January 1, 1998

Amended and Restated Effective January 1, 2002

Amended and Restated Effective January 1, 2008

NY717357.3 212281-10001

MOVADO GROUP, INC.

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

Table of Contents

Page

ARTICLE I

Definitions

1.1	Account	1
1.2	Administrator	1
1.3	Affiliate	1
1.4	Base Salary	1
1.5	Base Salary Deferrals	1
1.6	Bonus	1
1.7	Bonus Deferrals	1
1.8	Change in Control	2
1.9	Class Year Account	3
1.10	Code	3
1.11	Company	3
1.12	Company Stock	3
1.13	Compensation	3
1.14	Compensation Deferral Election	3
1.15	Compensation Deferrals	3
1.16	Effective Date	4
1.17	Eligible Employee	4
1.18	Employee	4
1.19	Employers	4
1.20	Employer Contribution	4
1.21	ERISA	4
1.22	Fair Market Value	4
1.23	Group I Employee	5
1.24	Group II Employee	5
1.25	Matching Contribution	5
1.26	Participant	5
1.27	Plan	5
1.28	Plan Year	5
1.29	Total and Permanent Disability	5
1.30	Trust	5
1.31	Trustee	5
1.32	Unforeseeable Emergency	5
1.33	Year of Service	6

i

ARTICLE II

Participation

2.1	Eligibility for Participation	6
2.2	Commencement of Participation	6
2.3	Benefits	6

ARTICLE III

Contributions

3.1	Compensation Deferrals	7
3.2	Matching Contributions	8
3.3	Company Stock	8
3.4	Employer Contributions	9
3.5	Time of Contributions	9
3.6	Form of Contributions	9

ARTICLE IV

Vesting

4.1	Vesting	10

ARTICLE V

Accounts

5.1	Accounts	11
5.2	Investments, Gains and Losses	11
5.3	Forfeitures	12

ARTICLE VI

Distributions

6.1	Payment	12
6.2	Commencement of Payment	13

ARTICLE VII

Beneficiaries

7.1	Beneficiaries	14
7.2	Lost Beneficiary	15

ARTICLE VIII

Funding

8.1	Prohibition Against Funding	15
8.2	Deposits in Trust	16
8.3	Withholding of Employee Contributions	16

ii

ARTICLE IX

Claims Procedure

9.1	General	16
9.2	Claim Review	16
9.3	Right of Appeal	17
9.4	Review of Appeal	17
9.5	Designation	17

ARTICLE X

Administration of the Plan

10.1	Committee as Administrator	17
10.2	Actions Taken by the Committee	17
10.3	Bond and Compensation	18
10.4	Duties of the Committee	18
10.5	Employers to Furnish Information	19
10.6	Expenses	19
10.7	Indemnification	19

ARTICLE XI

General Provisions

11.1	No Assignment	19
11.2	No Employment Rights	20
11.3	Incompetence	20
11.4	Identity	20
11.5	Amendment and Termination	20
11.6	Employer Determinations	21
11.7	Construction	21
11.8	Governing Law	21
11.9	Severability	21
11.10	Headings	21
11.11	Terms	21
11.12	Top Hat Plan	21
11.13	Section 409A	21

ARTICLE XII

Adoption

12.1	Execution	22

NY717357.3 212281-10001

iii

MOVADO GROUP, INC.

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

Movado Group, Inc., a New York corporationand Movado Retail Group, Inc. a New Jersey corporation, hereby adopt this Amended and Restated Movado Group, Inc. Deferred Compensation Plan for Executives.

ARTICLE I

Definitions

1.1 Account.  The bookkeeping account established for each Participant as provided in Section 5.1 hereof.

1.2 Administrator.  The committee appointed pursuant to ARTICLE X.

1.3 Affiliate.  Any entity (i) that directly or indirectly is controlled by, controls or is under common control with the Company, or (ii) in which the Company has a significant equity interest, in either case as determined by the Board.

1.4 Base Salary. The basic salary payable to a Participant by the Employers attributable to services performed in a Plan Year.  Base Salary shall only include regularly scheduled salary payable throughout the year, as determined by the Employers.

1.5 Base Salary Deferrals.  The portion of Base Salary that a Participant elects to defer under the Plan as part of a Compensation Deferral Election.

1.6 Bonus.  The annual incentive bonus, if any, payable by the Employers to a Participant who is not classified by the Employer as a sales executive, upon the satisfaction of certain specified performance goals.

1.7 Bonus Deferrals.  The portion of Bonus that a Participant who is not classified by the Employer as a sales executive elects to defer under the Plan as part of a Compensation Deferral Election.

1.8 Change in Control.  The occurrence of:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more (on a fully diluted basis) of (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") and (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by a "Permitted Transferee," as defined in the Company’s Certificate of Incorporation, (IV) any acquisition which complies with clauses (A), (B) and (C) of clause (v) of this Section 1.8, or (V) with respect to the Plan benefit of a particular Participant, any acquisition by such Participant or any group of persons including such Participant (or any entity controlled by such Participant or any group of persons including such Participant);

(ii) individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason during any 12-month period to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a  vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) irrevocable termination and liquidation of the Plan within 12 months of the dissolution of the Company taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A);

(iv) the sale of all or substantially all of the business or assets of the Company; or

(v) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) at least 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Company"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company or a "Permitted Transferee," as defined in the Company’s Certificate of Incorporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

1.9 Class Year Account.  The bookkeeping subaccounts established for each Participant as provided in Section 5.1.

1.10 Code.  The Internal Revenue Code of 1986, as amended.

1.11 Company.  Movado Group, Inc., a New York corporation.

1.12 Company Stock.  Common stock of the Company.

1.13 Compensation.  For a Participant who is not classified by the Employer as a sales executive, the Participant’s Base Salary and Bonus, and for a Participant who is classified by the Employer as a sales executive, the Participant’s Base Salary only.

1.14 Compensation Deferral Election.  The written agreement submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Base Salary Deferrals, and if the Eligible Employee is not classified by the Employer as a sales executive, Bonus Deferrals or both, as applicable, under the Plan in accordance with Section 3.1.

1.15 Compensation Deferrals.  A Participant’s Base Salary Deferrals, and if the Eligible Employee is not classified by the Employer as a sales executive, Bonus Deferrals or both as applicable.

1.16 Effective Date.  The Plan was originally effective on June 1, 1995.  This amendment and restatement of the Plan is effective January 1, 2008, following good-faith operational compliance with the applicable requirements of Section 409A of the Code since January 1, 2005.

1.17 Eligible Employee.  An Employee of an Employer who is a "management or highly compensated" Employee within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

1.18 Employee.  Any person employed by an Employer.

1.19 Employers.  Movado Group, Inc., a New York corporation and Movado Retail Group, Inc., a New Jersey corporation.

1.20 Employer Contribution.  A discretionary contribution made by the Employers to the Trust that is credited to one or more Participant’s Accounts in accordance with Section 3.3.

1.21 ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

1.22 Fair Market Value.  On a given date means (i) if the Company Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Company Stock is listed and traded on that date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Company Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the last sale price reported on that date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Company Stock is not listed on a national securities exchange nor quoted in NASDAQ on a last sale basis, the amount determined by the Administrator to be the fair market value based upon a good faith attempt to value the Company Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service

1.23 Group I Employee.  An Employee who is designated as a Group I Employee by an Employer on Schedule A attached hereto, as such Schedule A may be amended by the Employer from time to time.

1.24 Group II Employee.  An Employee who is designated as a Group II Employee by an Employer on Schedule A attached hereto, as such Schedule A may be amended by the Employer from time to time.

1.25 Matching Contribution.  A contribution made by the Employers to the Trust that is credited to one or more Participant’s Accounts in accordance with Section 3.2.

1.26 Participant.  An Eligible Employee who has become a Participant as provided in Section 2.1 and whose Account has not been fully distributed.

1.27 Plan.  This Amended and Restated Movado Group, Inc. Deferred Compensation Plan for Executives.

1.28 Plan Year.  The twelve (12) month period commencing each January 1 and ending each December 31.

1.29 Total and Permanent Disability.  Any medically determinable physical or mental disorder that renders a Participant incapable of continuing in the employment of an Employer and which is expected to continue for the remainder of a Participant’s life, as determined by the Administrator in its sole discretion.

1.30 Trust.  The trust under the Plan, which trust shall at all times constitute a "rabbi trust".

1.31 Trustee.  The trustee under the Trust and any successor Trustee appointed pursuant to the Trust.

1.32 Unforeseeable Emergency.                                                                A severe financial hardship to a Participant resulting from (i) an illness or accident of the Participant, the Participant's spouse, the Participant's beneficiary, or the Participant's dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), 152(b)(2) and 152(d)(1)(B)); (ii) loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home which is not otherwise covered by insurance); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control, including (a) the imminent foreclosure of or eviction from the Participant's primary residence, (b) the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, or (c) to pay for the funeral expenses of the Participant's spouse, beneficiary or dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), 152(b)(2) and 152(d)(1)(B)).

1.33 Year of Service.  A Participant’s twelve (12) month period of employment with an Employer beginning on the Participant’s first day of employment with the Employer.  Periods of employment of less than twelve (12) full months shall not constitute a Year of Service.

ARTICLE II

Participation

2.1 Eligibility for Participation.
(a) The Employers shall determine which Eligible Employees shall become Participants and the category of benefits, under Section 2.3, to which they will be  entitled.  The Employers’ determination under this Section 2.1 and under Section 2.3 shall be set forth in Schedule A, attached hereto.
(b) An Employer may determine that a Participant shall cease being a Participant as of any date specified by it; provided, however, that the Employer may not reduce the Account of any such Participant as of the date such determination is made.  Any such determination shall be specified in Schedule B, attached hereto.

2.2 Commencement of Participation.
(a) Each Eligible Employee selected to become a Participant (pursuant to Section 2.1) shall become a Participant as of the date specified by an Employer.
(b) Notwithstanding Section 2.2(a), a Compensation Deferral Election with respect to a Plan Year shall not be effective except to the extent it complies with Section 3.1.

2.3 Benefits.  The Employers shall determine, from time to time, whether a Participant is to be treated as a Group I or Group II Employee.  An Employer may change the classification of any Participant as of any date specified by it; provided, however, that the Account of any such Participant shall not be reduced by such change of classification.  The classification of any Participant shall be set forth in Schedule A, attached hereto.  Participants shall cease to contribute hereunder after they cease to be employed by any of the Employers.

ARTICLE III

Contributions

3.1 Compensation Deferrals.
(a) The Employers shall credit to the Account of a Participant an amount equal to the amount designated in the Participant’s Compensation Deferral Election for each Plan Year.  Such amounts shall not be made available to such Participant, except as provided in ARTICLE VI, and shall reduce such Participant’s Compensation from an Employer in accordance with the provisions of the applicable Compensation Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of each of the Employers as provided in ARTICLE VIII.
(b) Each Eligible Employee shall deliver a Compensation Deferral Election to his or her Employer before any Compensation Deferrals become effective.  Such Compensation Deferral Election shall be void with respect to any Compensation Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which an Employee is first eligible to participate in this Plan or in any other individual account nonqualified deferred compensation plan maintained by any of the Employers, such Compensation Deferral Election may be filed within thirty (30) days of the date on which the Employee is first eligible to so participate, respectively, with respect to Compensation earned during the remainder of the calendar year, and, provided further, that a Bonus Deferral Election may be submitted as late as by the end of the sixth month of the applicable Bonus performance period.
(c) The Compensation Deferral Election shall designate the amount of Compensation deferred by each Participant and such other items as the Administrator may prescribe.  A new Compensation Deferral Election shall be required for purposes of each Bonus Deferral.  With respect to Base Salary Deferrals, once the applicable Compensation Deferral Election has been made, the Participant's Base Salary Deferrals shall remain in effect until revoked by the Participant by his or her effecting a new Compensation Deferral Election with respect to Base Salary Deferrals, which revocation shall be effective as of the next Plan Year following the filing of the New Compensation Deferral Election.  There shall be no maximum limit on the Compensation Deferrals permitted for each Participant.

3.2 Matching Contributions.
(a) For each Plan Year, each Employer shall credit to the Account of each Participant who (i) is employed thereby, (ii) is a Group I Employee and (iii) has made Compensation Deferrals for such Plan Year, a Matching Contribution in an amount equal to one hundred percent (100%) of the amount of such Participant’s Compensation Deferrals for such Plan Year, up to a maximum annual amount equal to ten percent (10%) of the amount of such Participant’s Base Salary in effect as of the last day of such Plan Year.
(b) Each Employer shall credit to the Account of each Participant who (i) is employed thereby, (ii) is a Group II Employee and (iii) has made Compensation Deferrals for such Plan Year, a Matching Contribution in an amount equal to one hundred percent (100%) of the amount of such Participant’s Compensation Deferrals for such Plan Year, up to a maximum annual amount equal to five percent (5%) of the amount of such Participant’s Base Salary in effect as of the last day of such Plan Year.
(c) Matching Contributions for a Plan Year will be credited to the Account of a Participant under this Section 3.2 only if the Participant is an Employee on the last day of such Plan Year; provided, however, that this requirement shall be waived in the event of: (i) the death of a Participant during such Plan Year, (ii) the termination of the Participant’s employment with the Employers during such Plan Year after having incurred a Total and Permanent Disability, or (iii) the termination of the Participant’s employment with the Employers during such Plan Year after having attained the age of sixty-five (65).
(d) Twenty percent (20%) of the amount of each Matching Contribution made for a Participant shall be made in rights to receive shares of Company Stock under Section 3.3.

3.3 Company Stock.
(a) Matching Contributions for a Participant in the form of rights to receive shares of Company Stock shall consist of bookkeeping credits to the Accounts and Class Year Accounts for such Participant.  Such credits will initially be determined by crediting to such Participant’s Accounts and Class Year Accounts the number of shares (including fractional shares) of Company Stock that such Matching Contribution could purchase based upon the Fair Market Value of the Company Stock on the date on which such Matching Contribution is so credited.
(b) Dividends declared on Company Stock shall not be credited to the Accounts and Class Year Accounts of any Participant in connection with any rights to receive bookkeeping credits for Company Stock pursuant to Section 3.3(a).
(c) When a Participant or Beneficiary is entitled to a lump sum distribution pursuant to ARTICLE VI, the Company shall issue to the Participant or Beneficiary the number of shares of Company Stock that equal the number of full shares then credited to such Participant’s Account.  If payment to the Participant or Beneficiary is being made in installments, each installment shall include a proportionate portion of the aggregate number of shares then credited to such Participant’s Account. In all cases, the Company shall pay any fractional shares in cash.

3.4 Employer Contributions.  The Employers reserve the right to make discretionary contributions to Participants’ Accounts in such amount and in such manner as may be determined by the Employers.

3.5 Time of Contributions.
(a) Compensation Deferrals shall be transferred to the Trust as soon as administratively feasible following each payroll period.  Matching Contributions (other than rights to receive shares of Company Stock) shall be transferred to the Trust no later than thirty (30) days following the last day of the Plan Year.  The Employers shall also transmit at the same time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.
(b) Employer Contributions shall be transferred to the Trust at such times as the Employers shall determine.  The Employers shall also transmit at those times any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

3.6 Form of Contributions.  All Compensation Deferrals, Matching Contributions and Employer Contributions to the Trust shall be made in the form of cash or cash equivalents of United States currency, except as otherwise provided herein.  Notwithstanding the foregoing,

Compensation Deferrals may be made in the form of rights to receive shares of Company Stock if the Participant would otherwise be entitled to receive Company Stock as Compensation.

ARTICLE IV

Vesting

4.1 Vesting.
(a) Except as otherwise provided in this Section 4.1, a Participant shall have a nonforfeitable right to the vested portion of his or her Class Year Accounts; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employers as provided in ARTICLE VII.
(b) Except as otherwise provided in this Section 4.1, each Class Year Account of a Participant will vest twenty percent (20%) if the Participant is still an Employee on the last day of each Plan Year beginning with the Plan Year of such Class Year Account.  Thereafter, such Class Year Account shall vest an additional twenty percent (20%) on the last day of each Plan Year provided that the Participant continues to be an Employee, and therefore shall be fully vested on the last day of the fourth Plan Year following the first Plan Year of such Class Year Account provided that the Participant continues to be an Employee.  Further vesting shall cease once a Participant is no longer an Employee.
(c) The portion of a Participant’s Class Year Accounts attributable to Compensation Deferrals, and earnings thereon, shall be fully vested at all times.
(d) A Participant who attains the age of sixty-five (65) shall thereupon become fully vested in all the amounts credited to his or her Account.
(e) A Participant whose employment with the Employers is terminated following such Participant’s Total and Permanent Disability shall thereupon become fully vested in all the amounts credited to his or her Account.
(f) If a Change in Control occurs, all amounts attributable to Matching Contributions and Employer Contributions shall thereupon become fully vested as of the date of such Change in Control.
(g) Any amounts credited to a Participant’s Account that are not vested at the time of his or her termination of employment with the Employers shall be forfeited upon such termination of employment.

ARTICLE V

Accounts

5.1 Accounts.
(a) (1)           The Administrator shall establish and maintain an Account in the name of each  Participant.  Unless otherwise directed by the Employers, the Trustee shall also maintain and invest separate omnibus accounts that correspond to each Participant’s Account.
(2) The Administrator may also establish any subaccounts that it deems to be appropriate.  The Administrator shall also establish and maintain subaccounts in each Participant’s Account that shall be denominated as Class Year Accounts.  The Administrator shall also establish and maintain subaccounts in each Participant’s Account for rights to receive Company Stock.
(b) (1)           Each Participant’s Account shall be credited with Compensation Deferrals, any Matching Contributions allocable thereto, any Employer Contributions, and any investment earnings, gains and/or losses on the foregoing.  Each Participant’s Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.
(2) Separate Class Year Accounts for a Participant shall consist of the Participant’s Compensation Deferrals, allocable Matching Contributions and Employer Contributions that are made with respect to a given Plan Year, and any investment earnings or losses on such amounts.  Class Year Accounts shall be separately maintained for Participants for each Plan Year until such Class Year Accounts are fully vested (as provided in ARTICLE IV), at which time such fully vested Class Year Accounts shall be merged.

5.2 Investments, Gains and Losses.
(a) (1)           By written investment directions to the Administrator from time to time, each Participant may request the investment funds (or a change thereof), and the relative portions of each if more than one investment fund is desired, to be used to credit investment earnings, gains and losses with respect to his or her Account (other than the subaccount for rights to receive Company Stock) among the investment funds available under the Plan.
(2) The Administrator and the Trustee shall take each Participant’s request under Section 5.2(a)(1) into account in making its determination as to how to invest the amounts credited to the Participant’s Account among the investment funds available for purposes of the Plan.  Where a Participant has no written request under Section 5.2(a)(1) on file with the Administrator, the Administrator may direct the Trustee to invest such amount in a money market fund selected by the Administrator.
(3) The Employers, or the Trustee if an Employer so directs, shall, from time to time, establish the investment funds available for purposes of the Plan.
(b) The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Compensation Deferrals, Matching Contributions, Employer Contributions, investment experience, distributions and any other appropriate adjustments.  Such adjustments shall be made as frequently as is administratively feasible.

5.3 Forfeitures.  Any forfeitures from a Participant’s Account shall continue to be held in the Trust, shall be separately invested and shall be used to reduce succeeding Matching Contributions and Employer Contributions until such forfeitures have been entirely so applied.  As of the time it is determined that no further Matching Contributions or Employee Contributions will be made under the Plan, such forfeitures shall be returned to the Employer which employed the forfeiting Participant.

ARTICLE VI

Distributions

6.1 Payment.
(a) A Participant may elect to receive his or her Account balance in a single lump sum or in ten (10) annual installments.  If a Participant elects to receive his Accrued Benefit in the form of ten (10) annual installments, each payment shall be equal to the Participant’s Account balance as of the payment date, divided by the number of then remaining installment payments.  Distributions shall be made to the Participant or, if the Participant is deceased, to the Participant’s Beneficiary.  The method of distribution must be elected as part of the Participant’s initial Deferral of Compensation Election.
(b) A Participant’s subsequent election to delay a payment under the Plan or to change the form of a payment under the Plan shall be permitted only if (i) the new payment election does not take effect until at least twelve (12) months after the date on which the new payment election is made, and (ii) the new payment election delays payment for at least five (5)

years from the date that payment would otherwise have been met, absent the new payment election.

(c) Payment shall be made in Company Stock to the extent the Participant’s Account has been denominated in Company Stock (under Section 3.3 or otherwise).  Otherwise, payment shall be made in cash.

6.2 Commencement of Payment.
(a) Except as otherwise provided herein, payments to a Participant shall commence within ninety (90) days of the date of the Participant’s "separation from service" (within the  meaning of Section 409A of the Code) with the Employers.
(b) Notwithstanding Section 6.2(a), and except as provided in the next succeeding sentence, all payments to a Participant in connection with the Participant's "separation from service" (within the meaning of Section 409A of the Code) with the Employers, shall be delayed for six (6) months from the date of the Participant's separation from service with the Employers, and the aggregate of all such delayed payments shall be paid to the Participant in a lump sum on the first day following the last day of the sixth (6th) complete calendar month following the date of the Participant's separation from service with the Employers.  No delay shall be required pursuant to the immediately preceding sentence to the extent that the Participant's Plan payments (i) are payable to the Participant during the short-term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4), and/or (ii) do not exceed an amount equivalent to two hundred percent (200%) of the lesser of (A) the Participant's annualized compensation from the Employer for the Participant's taxable year immediately preceding his or her taxable year in which the Participant's separation from service with the Employers occurs, or (B) the maximum amount of compensation that may be taken into account under a tax-qualified retirement plan pursuant to Section 401(a)(17) of the Code, for the calendar year in which the Participant's separation from service with the Employers occurs.
(c) Upon the death of a Participant, all amounts credited to his or her Account shall be fully vested and shall be paid to his or her beneficiary or beneficiaries, as determined under ARTICLE VII, in a lump sum within ninety (90) days of the date of the Participant’s death.
(d) (1)           A Participant who has experienced an Unforeseeable Emergency, as determined by the Administrator on the basis of the applicable facts and circumstances, in its sole discretion, shall be permitted to receive, in a lump-sum payment, a distribution of up to fifty percent (50%) of the vested portion of his or her Account, exclusive of the subaccount for Company Stock, subject to the remaining provisions of this Section 6.2(d).
(2) A Participant who receives an Unforeseeable Emergency distribution under Section 6.2(d)(1) shall not receive any Matching Contributions or Employer Contributions and shall not be permitted to make any further Compensation Deferrals for the balance of the Plan Year and for the following Plan Year.
(3) A distribution on account of an Unforeseeable Emergency under Section 6.2(d)(1) may not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of Compensation Deferrals under the Plan.  Such distributions shall further be limited to the amount reasonably necessary to satisfy the Unforeseeable Emergency need (which includes amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).  For purposes of the immediately preceding sentence, the determination of the amounts reasonably necessary to satisfy an Unforeseeable Emergency need shall take into account any additional Compensation that will be available to the Participant in connection with the requirement to discontinue the Participant's Compensation Deferrals pursuant to Section 6.2(d)(2).
(4) A Participant shall not be permitted to receive more than two (2) hardship distributions under Section 6.2(d)(1).

ARTICLE VII

Beneficiaries

7.1 Beneficiaries.  Each Participant may from time to time designate one or more persons (who may be any one or more members of such Participant’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan.  Such designation shall be made on a form prescribed by the Administrator.  Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator.  If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment), or if no beneficiary is validly designated, then the amounts payable under the Plan shall be paid to the Participant’s surviving spouse, if any, and, if none, to the Participant’s estate, and such person shall be deemed to be the Participant’s beneficiary hereunder.  If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.  If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2 Lost Beneficiary.
(a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due under the Plan have been fully paid.
(b) If a Participant or beneficiary cannot be located by the Administrator after it has exercised reasonable diligence for a period of three (3) years, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of this Plan and all unpaid amounts owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts shall be forfeited and returned to the Employer which employed the forfeiting Participant.

ARTICLE VIII

Funding

8.1 Prohibition Against Funding.  Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a fiduciary relationship between the Employers and the Participants, their beneficiaries or any other person.  Any such assets (including any amounts deferred by a Participant or contributed by the Employers pursuant to ARTICLE III) shall be and shall remain a part of the general, unpledged, unrestricted assets of the Employers, subject to the claims of their general creditors.  It is the express intention of the Employers that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.  Each Participant and beneficiary shall be required to look to the provisions of the Plan and to the Employers themselves for enforcement of any and all benefits due under the Plan, and to the extent any such person  acquires a right to receive payment under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employers.  The Employers or the Trust shall be designated as the owner and beneficiary of each and every investment acquired in connection with any obligations under the Plan.

8.2 Deposits in Trust.  Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Employers may deposit into the Trust any amounts they deem appropriate to pay the benefits under this Plan.  The amounts so deposited may include contributions made pursuant to Compensation Deferrals, Employer Contributions and Matching Contributions.

8.3 Withholding of Employee Contributions.  The Administrator is authorized to make any and all necessary arrangements with the Employers in order to withhold Participants’ Compensation Deferrals under Section 3.1 from their Compensation.

ARTICLE IX

Claims Procedure

9.1 General.  In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this ARTICLE IX.

9.2 Claim Review.  Upon receipt of any written claim for a benefit under the Plan, the Administrator shall be notified and shall give due consideration to the claim presented.  If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant, within ninety (90) days of its receipt of the claim, with a written notice setting forth (in a manner calculated to be understood by the claimant):
(a) the specific reason or reasons for denial of the claim;
(b) a specific reference to the Plan provisions upon which the denial is based;
(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(d) an explanation of the provisions of this ARTICLE IX.

9.3 Right of Appeal.  A claimant who has a claim denied under Section 9.2 may appeal to the Administrator for reconsideration of that claim.  A request for reconsideration under this Section 9.3 must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 9.2.

9.4 Review of Appeal.  Upon receipt of an appeal, the Administrator shall promptly take action to give due consideration to the appeal.  Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary.  In preparing for the appeal, the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments.  After consideration of the merits of the appeal, the Administrator shall issue a written decision which shall be binding on all parties.  The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies.  The Administrator’s decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

9.5 Designation.  The Administrator may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this ARTICLE IX.

ARTICLE X

Administration of the Plan

10.1 Committee as Administrator.  The committee designated in this Section 10.1 shall be the Administrator.  The name of the committee shall be the "Deferred Compensation Committee" and shall consist of such individuals, corporations or other entities as the Employers shall from time to time appoint.  Until otherwise designated by the Employers, the members of the Deferred Compensation Committee shall be those persons holding the following positions (or their nearest equivalent) at the Company:  Chief Financial Officer; Treasurer; President and Chief Operating Officer; and Vice President, Human Resources.

10.2 Actions Taken by the Committee.  All resolutions or other actions taken by the Deferred Compensation Committee at a meeting shall be by the affirmative vote of a majority of those present at the meeting.  More than half of the members must be present to constitute a quorum for a meeting.  Any member of the Deferred Compensation Committee may sign any document or instrument requiring the signature of the Deferred Compensation Committee or otherwise act on  behalf of the Deferred Compensation Committee, unless otherwise directed by the Deferred Compensation Committee.  The Deferred Compensation Committee may adopt such additional rules of procedures and conduct as it deems appropriate.

10.3 Bond and Compensation.  The members of the Deferred Compensation Committee shall serve without bond, except as otherwise required by law, and without remuneration for their services as such.

10.4 Duties of the Committee.  The Deferred Compensation Committee shall undertake all duties assigned to it under the Plan and Trust and shall undertake all actions, express or implied, necessary for the proper administration of the Plan.  All actions and decisions of the Deferred Compensation Committee shall be made in its sole discretion, unless expressly otherwise provided in the Plan.  The Deferred Compensation Committee’s duties and responsibilities include, but are not limited to, the following:
(a) adopting and enforcing such rules and regulations that it deems necessary or appropriate for the administration of the Plan in accordance with applicable law;
(b) interpreting the Plan, in its sole discretion, with its good faith interpretation thereof to be final and conclusive on any Employee, former Employee, Participant, former Participant, beneficiary or other party;
(c) deciding all questions concerning the Plan, including the eligibility of any person to participate in the Plan in accordance with the Plan’s provisions;
(d) computing the amounts to be distributed to any Participant, former Participant or beneficiary in accordance with the provisions of the Plan, determining the person or persons to whom such amounts will be distributed and determining when such amounts will be distributed;
(e) authorizing the payment of distributions;
(f) keeping such records and submitting such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations; and

(g) appointing such agents, counsel, accountants and consultants as may be required to assist in administering the Plan.

10.5 Employers to Furnish Information.  To enable the Deferred Compensation Committee to perform its functions, the Employers shall supply full and timely information to the Deferred Compensation Committee on all matters relating to the remuneration of all Participants, their retirement, death or other cause of separation from service, and such other pertinent facts as the Deferred Compensation Committee may require.

10.6 Expenses.  All expenses of Plan administration and operation, including the fees of any agents or counsel employed and including any expenses attributable to a termination of the Plan, shall be paid by the Employers.  To the extent that the Employers may be liable for social security or other withholding tax, the Administrator, in its sole discretion, may charge such expenses to the benefits due to the applicable Participant or Beneficiary.

10.7 Indemnification.  The Employers hereby agree to indemnify each and every member of the Deferred Compensation Committee or Employee acting on behalf of the Deferred Compensation Committee for any expenses or liabilities (other than those due to willful misconduct) actually incurred in or arising out of the performance of their duties under the Plan, including, but not limited to, litigation expenses and attorneys’ fees.

ARTICLE XI

General Provisions

11.1 No Assignment.  Benefits or payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of any Participant or any Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of the Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under the Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of any Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of the Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

11.2 No Employment Rights.  Participation in the Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employers, or to give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.  Each Participant shall remain subject to discharge by the Employers to the same extent as if the Plan had never been adopted.

11.3 Incompetence.  If the Administrator determines that any person to whom a benefit is payable under the Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employers to see to the application of such payments.  Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employers, the Administrator and the Trustee.

11.4 Identity.  If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or as to the amount or time of any such payment, the  Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained in regard thereto.  The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law.

11.5 Amendment and Termination.  The Employers shall have the sole authority to modify, amend or terminate the Plan; provided, however, that any modification or termination of the Plan shall not reduce, alter or impair, without the consent of the Participant, such Participant’s right to any amounts already credited to his or her Account on the day before the effective date of such modification or termination.

11.6 Employer Determinations.  Any determinations, actions or decisions of the Employers (including but not limited to, Plan amendments and Plan termination) shall be made by the boards of directors of the Employers in accordance with their established procedures or by such other individuals, groups or organizations that have been properly delegated by such boards of directors to make such determination or decision.

11.7 Construction.  All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, the decision of which shall be final, binding and conclusive upon all persons.

11.8 Governing Law.  The Plan shall be governed by, construed and administered in accordance with the laws of the State of New York, other than its laws respecting choice of law.

11.9 Severability.  If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included therein.

11.10 Headings.  The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall they affect the Plan or the construction of any provision hereof.

11.11 Terms.  Capitalized terms shall have the meanings as defined herein.  Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

11.12 Top Hat Plan. The Plan is intended to constitute a "top-hat plan" which is unfunded and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" for purposes of ERISA.

11.13 Section 409A. The Plan and all Compensation Deferral Elections are intended to comply with the applicable requirements of Section 409A of the Code, and shall be so interpreted and construed.  Any provision of the Plan that is determined to violate any applicable requirement of Section 409A of the Code shall be void and without effect.  Neither the Company nor any Participant, individually or in combination, may accelerate any payment under the Plan, except in compliance with Section 409A of the Code, and no amount shall be paid under the Plan prior to the earliest date on which it is permitted to be paid under Section 409A of the Code.  Notwithstanding anything to the contrary contained in Section 11.5, no amendment or termination of the Plan will be permitted if it would cause the Plan or any payment to be made under the Plan to not be in compliance with any applicable requirement of Section 409A of the Code.

ARTICLE XII

Adoption

12.1 Execution.  To record the adoption of this Amendment and Restatement of the Plan by the Employers, the Employers have caused this instrument to be executed this 18 day of  June, 2008.

Attest:		MOVADO GROUP, INC.

/s/ Timothy F. Michno	By:	/s/ Efraim Grinberg
Secretary

MOVADO RETAIL GROUP, INC.

	By	/s/ David R. Phalen
President

NY717357.3 212281-10001

SCHEDULE A

Eligible Employees

Group I Employees:

Cohen, J.

Cote', R

Grinberg, E

Grinberg, G

Step, J

Group II Employees:

Addison, J

Alexander,R

Buonocore, R

Burns, J

Calmas, L

Chinich,A

Cohen, B

Cohen, S

Coopersmith,P

D'Elia, V

DeMarsilis,S

Diamond,S

Driansky, H

Friedman, K

Gietl, J

Grinberg, A

Halpin, J

Horn,P

James,C

Kantra, A

Karpovich. E

Leach, M

Massa, C

Massaro, J

Michno, T

Milgrom, M

Morelli, F

Nici,J

Novosel, J

Peterman,R

Phalen, D

Porfido, F

Rashotsky, E

Samitt, M

Schneider,G

Starry,K

Stuart,R

Torrente, M

Vuillet, R

Welch,R

Youkelson,J

Zanone,J

NY717357.3 212281-10001